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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

        We consent to the incorporation by reference in this Registration Statement of BE Aerospace, Inc. on Form S-3 of our report dated March 4, 2003 (September 23, 2003 as to the effects of the adoption of SFAS No. 145 described in Note 1), which report expresses an unqualified opinion and includes an explanatory paragraph relating to the change in method of accounting for goodwill and intangible assets and the adoption of SFAS No. 145, "Rescission of FASB Statements No. 4, 44, 64, amendment of FASB Statement No. 13 and Technical Corrections," appearing in the Current Report of BE Aerospace, Inc. on Form 8-K dated September 29, 2003 as filed with the Securities and Exchange Commission on September 30, 2003 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ DELOITTE & TOUCHE LLP

Costa Mesa, California
February 3, 2004

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INDEPENDENT AUDITORS' CONSENT